EX-99.1
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             PRESS RELEASE








                                PRESS RELEASE

                            FOR IMMEDIATE RELEASE

                       AZUREL ANNOUNCES MANAGEMENT CHANGES


AZUREL, LTD. (Bulletin Board Symbol - AZUR) today announced that Mr. Frank DeSimone resigned as Chief Operating Officer, Chief Financial Officer, Corporate Secretary and Director, effective June 16, 2000.

Mr. Edward Adamcik was appointed Chief Financial Officer and added to the Board on June 22, 2000, while Mr. Steven Barry, the Company's Corporate Controller, was appointed Corporate Secretary effective June 19, 2000.

The Board of Directors has also relieved Mr. Gerard Semhon of his duties as Chief Executive Officer and Chairman of the Board, effective July 19, 2000. The Board also indicated that the Company would be run by a Management Committee, responsible for stabilizing the business and defining a new direction. It will begin a search to fill the vacancy left by the departure of the Chief Executive Officer. The Board elected Mr. Norman Grief as its new Chairman.

Disclosure: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service, demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. For further information, please see the Company's current 10-K filing.


Contact:  Azurel, Ltd.
          Steven Barry, Corporate Secretary